Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

Dated as of February 5, 2010

among

COCA-COLA FEMSA, S.A.B. de C.V.

and

BANC OF AMERICA SECURITIES LLC

and

GOLDMAN, SACHS & CO.

as Representatives of the Initial Purchasers

REGISTRATION RIGHTS AGREEMENT dated as of February 5, 2010 (this “Agreement”) is entered into by and between Coca-Cola FEMSA, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized under the laws of the United Mexican States (“Mexico”), and Banc of America Securities LLC and Goldman, Sachs & Co., as representatives (the “Representatives”), of the initial purchasers named in Schedule 1 to the Purchase Agreement referred to below (the “Initial Purchasers”).

The Company and the Representatives are parties to the Purchase Agreement dated February 2, 2010 (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of U.S.$500,000,000 principal amount of its 4.625% Senior Notes due 2020 (the “Notes”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Mexico City are authorized or required by law, regulation or executive order to remain closed.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” means The Depository Trust Company until a successor Depositary should have become Depositary pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” should mean such successor Depositary.

“Euro MTF” means the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” means the exchange offer by the Company of Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

“Exchange Offer Registration” means a registration under the Securities Act effected pursuant to Section 2(a) hereof.

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“Exchange Offer Registration Statement” means an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Exchange Notes” means the 4.625% Senior Notes due 2020 issued by the Company under the Indenture containing terms substantially identical to the Notes (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly provided for on the Notes or, if no such interest has been paid or duly provided for, from the Closing Date, (ii) the transfer restrictions and legends relating to restrictions on ownership and transfer thereof as a result of the issuance of the Notes without registration under the Securities Act shall be eliminated and (iii) the 4.625% Senior Notes due 2020 shall be represented by one or more global Exchange Notes in book-entry form unless exchanged for Exchange Notes in definitive certificated form under the limited circumstances provided in the Indenture) to be offered to Holders of Registrable Notes in exchange for Registrable Notes pursuant to the Exchange Offer.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offer or sale of the Notes or the Exchange Notes.

“Holder” means any of the Initial Purchasers, for so long as it owns any Registrable Notes, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Notes under the Indenture; provided that for purposes of Section 4 and Section 5 hereof, the term “Holders” shall include Participating Broker-Dealers.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Indenture” means, collectively, the Indenture dated as of the date hereof between the Company and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture, dated as of the date hereof among the Company, The Bank of New York Mellon, as trustee, and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent, relating to the Notes, in each case, as amended from time to time in accordance with the terms thereof.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” means the Holders of a majority of the aggregate principal amount of outstanding Registrable Notes; provided that, whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes or Exchange Notes owned directly or indirectly by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

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“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” means an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registrable Notes” means all of the Notes; provided that the Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Notes shall have become effective under the Securities Act and such Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Notes shall have ceased to be outstanding, (iii) such Notes have been exchanged for Exchange Notes which have been registered pursuant to the Exchange Offer Registration Statement upon consummation of the Exchange Offer unless, in the case of any Exchange Notes referred to in this clause (iii), such Exchange Notes are held by a Participating Broker-Dealer or otherwise are not freely tradable without any limitations or restrictions under the Securities Act (in which case such Exchange Notes will be deemed to be Registrable Notes until expiration of the period specified in Section 4(b) hereof), or (iv) such Notes have had their restrictive legend removed at the Company’s direction (x) in response to the request of the Holder thereof or (y) in connection with a transfer of such Notes; provided that, for purposes of Section 2, Section 3, Section 5 and Section 6 hereof (but excluding Section 2(b) and Section 6(a)), the term “Registrable Notes” shall include the Notes referred to in clause (iv) of this definition.

“Registration Expenses” means any expenses and costs incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws in jurisdictions designated pursuant to Section 3(e) hereof (including reasonable and documented fees and disbursements of counsel for any Holders in connection with blue sky qualification of any Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any Free Writing Prospectus and any

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amendments or supplements thereto, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) any rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of U.S. and Mexican and other counsel to the Company, and, in the case of a Shelf Registration Statement, the reasonable and documented fees and expenses of one U.S. counsel and, if applicable, one Mexican counsel, for the Holders and the Initial Purchasers (which counsel shall be Simpson Thacher & Bartlett LLP and Ritch Mueller, S.C. or such other counsel as may be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers), (viii) all fees relating to the listing of Exchange Notes or Registrable Notes on the Luxembourg Stock Exchange for trading on the Euro MTF, (ix) the fees and disbursements of the independent public accountants of the Company; however, the term “Registration Expenses” shall exclude fees and expenses of counsel for the Holders and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

“Registration Statement” means any registration statement of the Company that covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” means a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” means a “shelf” registration statement of the Company that covers all the Registrable Notes on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended from time to time, or any rules, regulations and forms promulgated thereunder.

“Trustee” means the Trustee with respect to the Notes under the Indenture.

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For purposes of this Agreement, (i) all references in this Agreement to any Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version filed with the SEC pursuant to its EDGAR; (ii) all references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in any Registration Statement or Prospectus (or other similar references) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iii) all references in this Agreement to amendments or supplements to any Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated or deemed to be incorporated by reference in such Registration Statement or Prospectus, as the case may be; (iv) all references in this Agreement to Rule 144, Rule 144A or Rule 405 under the Securities Act, and all references to any sections or subsections thereof or terms defined therein, shall include any successor provisions thereto; and (v) all references in this Agreement to “days” (but not to Business Days) means calendar days.

2.      Registration Under the Securities Act.  (a)  To the extent not prohibited by any applicable law or applicable interpretations of the staff of the SEC and except in the circumstances contemplated by Section 2(b)(i) hereof, the Company shall use its reasonable best efforts to (i) cause to be filed with the SEC an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Registrable Notes for Exchange Notes as soon as practicable following the filing with the SEC of the Company’s annual report on Form 20-F for the year ended December 31, 2009, (ii) cause such Exchange Offer Registration Statement to become effective under the Securities Act as soon as practicable following filing with the SEC, and (iii) have such Registration Statement remain effective until the earlier of (A) 90 days after the closing of the Exchange Offer and (B) such time as all Participating Broker-Dealers no longer own any Registrable Notes.

The Company shall use its reasonable best efforts to commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and to complete the Exchange Offer not later than 60 days after such effective date.  The Company shall use its reasonable best efforts to accept in the Exchange Offer tenders of any Registrable Note that has had its restrictive legend removed at the Company’s direction (i) in response to the request of the Holder thereof or (ii) in connection with a transfer of such Registrable Note.

For purposes of this Agreement, the Exchange Offer shall be deemed completed upon the earlier to occur of (i) the Company having exchanged the Exchange Notes for all outstanding Registrable Notes (other than those held by Holders that are ineligible to participate in the Exchange Offer) pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Registrable Notes that have been properly tendered and not withdrawn before the expiration of the Exchange Offer; provided, however, that the Company may, in its discretion, accept tenders of Registrable Notes for Exchange Notes subsequent to the date the Company consummates the Exchange Offer with respect to Registrable Notes tendered as of the date of initial consummation, and the Exchange Offer shall be deemed to have been consummated notwithstanding any such extension of the tender period.

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The Company shall commence the Exchange Offer by delivering the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i)                 that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Notes validly tendered and not properly withdrawn will be accepted for exchange;

(ii)               the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii)             that any Registrable Note not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv)             that any Holder electing to have a Registrable Note exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Note, together with the appropriate letters of transmittal, to the institution and at the address (located in New York City) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v)               that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, in the manner specified in such notice.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under Securities Act) of the Company and (iv) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Registrable Notes that were acquired as a result of market-making or other trading activities, and that it will deliver, to the extent required by applicable law or regulation or SEC pronouncement, a Prospectus in connection with any resale of such Exchange Notes.

As soon as practicable after the last Exchange Date, the Company shall:

(i)                 accept for exchange Registrable Notes or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii)               deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Notes equal in principal amount to the principal amount of the Registrable Notes surrendered by such Holder.

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The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer.

(b)               In the event that (i) the Company determines that the Exchange Offer Registration provided for in Section 2(a) hereof is not permitted or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff of the SEC, or because the Exchange Notes received by Holders are not or would not be, upon receipt, transferable by each such holder without need for further compliance with Section 5 of the Securities Act (except for the requirement to deliver a Prospectus in connection with any resale by a Participating Broker-Dealer), (ii) the Exchange Offer is not for any other reason completed by December 15, 2010 or (iii) upon completion of the Exchange Offer any of the Initial Purchasers shall so request in connection with any offering or sale of Registrable Notes initially purchased by it pursuant to the Purchase Agreement, the Company shall use its reasonable best efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable Notes by the Holders thereof and to have such Shelf Registration Statement become effective under the Securities Act.

If the Company receives reasonable advance notice that it will be required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding paragraph, the Company shall use its reasonable best efforts to file and have become effective under the Securities Act both an Exchange Offer Registration Statement pursuant to Section 2(a) hereof with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Initial Purchasers after completion of the Exchange Offer.

The Company agrees to use its reasonable best efforts to keep the Shelf Registration Statement continuously effective for a period of not less than 90 days with respect to the Registrable Notes or such shorter period that will terminate when all the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”).  The Company further agrees that during the Shelf Effectiveness Period it will supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Notes with respect to information relating to such Holder, and will use its reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable.  The Company agrees to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

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(c)                The Company shall pay all Registration Expenses in connection with the registration provided in Section 2(a) and Section 2(b) hereof.  Each Holder shall pay all transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Notes pursuant to the Shelf Registration Statement.

(d)               An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.  A Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or becomes automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.  Any obligation to file with the SEC a Shelf Registration Statement pursuant to Section 2(b) hereof will be deemed to be satisfied if the Company has previously filed a registration statement with the SEC that may be used without limitation or restriction for the purposes contemplated by Section 2(b) hereof.

(e)                In the event that either the Exchange Offer is not completed or the Shelf Registration Statement, if required hereby, has not become effective under the Securities Act on or before December 15, 2010, the interest rate per annum on the Registrable Notes will be increased by 0.50% until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, becomes effective under the Securities Act, at which time, if any, the increased interest shall cease to accrue.  The Company will not be required to pay such increased interest with respect to any Registrable Note that has had its restrictive legend removed at the Company’s direction (i) in response to the request of the Holder thereof or (ii) in connection with a transfer of such Registrable Note.

If the Shelf Registration Statement has become effective under the Securities Act and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period (two suspensions not to exceed 30 days each in any 365-day period in the case of a suspension described in Section 3 hereof), then the interest rate per annum on the Registrable Notes will be increased by 0.50% commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again become effective under the Securities Act or the Prospectus again becomes usable, at which time the increased interest shall cease to accrue; provided, however, that if the Prospectus ceases to be usable because financial statements are required to be filed with the SEC and incorporated by reference in the Shelf Registration Statement to comply with the undertaking of the Company pursuant to Item 512(a)(4) of Regulation S-K (or any successor provision), such a suspension shall not be a suspension for purposes of the foregoing provision unless and to the extent its duration exceeds 60 days.

3.      Registration Procedures.  In connection with its obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as expeditiously as possible:

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(a)                prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form shall (i) be selected by the Company, (ii) in the case of a Shelf Registration, be available for the sale of the Registrable Notes by selling Holders thereof and (iii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements and other information required by the SEC to be filed therewith; and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(b)               prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Notes or Exchange Notes;

(c)                to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(d)               in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, to U.S. counsel for the Initial Purchasers and to counsel for such Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus or Free Writing Prospectus, and any amendment or supplement thereto as they may reasonably request, in order to facilitate the sale or other disposition of the Registrable Notes thereunder during the Shelf Effectiveness Period; and the Company consents to the use of such Prospectus, preliminary Prospectus or Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Notes in connection with the offering and sale of the Registrable Notes covered by and in the manner described in such Prospectus, preliminary Prospectus or Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(e)                use its reasonable best efforts to register or qualify the Registrable Notes under all applicable state securities or blue sky laws of such jurisdictions as a majority of the Holders of Registrable Notes covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement has become effective under the Securities Act; cooperate with the Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Notes owned by such Holder; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any changes to its estatutos sociales;

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(f)                in the case of a Shelf Registration, notify each Holder of Registrable Notes, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement, Prospectus or any Free Writing Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iv) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (v) of any determination by the Company that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(g)               use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or, in the case of a Shelf Registration, the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to such Shelf Registration Statement on the proper form, at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(h)               use all reasonable efforts to obtain the consent or approval of each Mexican or U.S. governmental agency or authority, whether federal or state that may be required to effect the Exchange Offer and the offering and sale of Exchange Notes;

(i)                 in the case of a Shelf Registration, furnish to each Holder of Registrable Notes, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(j)                 in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends and enable such Registrable Notes to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Notes;

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(k)               in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(f)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered  (or, to the extent permitted by law, made available) to purchasers of the Registrable Notes, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company shall notify the Holders of Registrable Notes to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company has amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(l)                 if reasonably requested by the Initial Purchasers or Holders and their respective counsel, a reasonable time prior to the filing of any Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of a Registration Statement (and prior to the completion of an Exchange Offer in the case of an Exchange Offer Registration Statement), provide copies of such document to the Initial Purchasers and U.S. counsel for the Initial Purchasers (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Notes and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or such counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Notes or their counsel) available for discussion of such document; and, in such event, the Company shall not, at any time after initial filing of a Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into a Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Initial Purchasers and such counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Notes and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or such counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably and timely object;

(m)             obtain CUSIP and ISIN numbers for all Exchange Notes or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed or word-processed certificates for the Exchange Notes or Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

(n)               take all reasonable action necessary to ensure that the Exchange Notes, at the time of the consummation of the Exchange Offer (or as soon as reasonably practicable thereafter), are admitted to listing on the Luxembourg Stock Exchange and trading on the Euro MTF;

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(o)               cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Notes or Registrable Notes, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(p)               in the case of a Shelf Registration, make available for inspection by a representative of Holders of Registrable Notes that confirm to the Company that it is their current intention to sell Registrable Notes pursuant to a Shelf Registration (an “Inspector”), and counsel and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company as may be reasonably requested by any such Inspector, counsel or accountant in connection with a Shelf Registration Statement, and cause the respective officers, directors and employees of the Company to supply such information; provided that if any such information is identified in writing by the Company as being confidential or proprietary, each Person receiving such information shall use such Person’s reasonable best efforts to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the substantial and necessary rights and interests of any Inspector or Holder; and

(q)               if reasonably requested by any Holder of Registrable Notes covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing.

In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Notes to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Notes as the Company may from time to time reasonably request in writing.

In the case of any Registration Statement, each Holder of Registrable Notes agrees that, upon receipt of any notice from the Company to the effect of the happening of any event of the kind described in Section 3(f)(iii) hereof or that the Prospectus included in any Registration Statement cannot be used for any other reason, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to such Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(k) hereof and, if so directed by the Company, such Holder will deliver to the Company all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Notes that is current at the time of receipt of such notice.  The Company may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period; provided, however, that if the Prospectus ceases to be usable because financial statements are required to be filed with the SEC and incorporated by reference in the Shelf Registration Statement to comply with the undertaking of the Company pursuant to Item 512(a)(4) of Regulation S-K (or any successor provision), such a suspension shall not be a suspension for purposes of the foregoing provision unless and to the extent its duration exceeds 60 days.

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If the Company shall give any such notice to suspend the disposition of Registrable Notes pursuant to any Registration Statement, the Company shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions.

4.      Participation of Broker-Dealers in Exchange Offer.  (a)  The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b)               In light of the above, and notwithstanding the other provisions of this Agreement, the Company agrees to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(k) hereof, for a period of up to 120 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 hereof), if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Notes by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) hereof.  The Company further agrees that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

(c)                The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that they may make pursuant to Section 4(b) hereof.

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5.      Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented legal fees and other expenses incurred by any such entity or person in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing or to any selling Holder by or on behalf of such Person expressly for use therein.

(b)               Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 5(a) hereof, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement, any Prospectus and any Free Writing Prospectus and, subject to the limitation set forth immediately preceding this clause, shall reimburse such Persons for any legal or other expenses incurred by them in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof, as such fees and expenses are incurred.

(c)                If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either Section 5(a) or Section 5(b) hereof, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person

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otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm (x) for the Initial Purchasers, their respective affiliates, directors and officers and any control Persons of each of the Initial Purchasers shall be jointly designated in writing by the Initial Purchasers, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 5(c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d)               If the indemnification provided for in Section 5(a) and Section 5 (b) hereof is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering of the Notes and the Exchange Notes, on the one hand, and by the Holders from receiving Notes or Exchange Notes registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d) hereof.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 5(d) hereof shall be deemed to include, subject to the limitations set forth above, any documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Notes or Exchange Notes sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g)               The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling each of the Initial Purchasers or any Holder, or by or on behalf of the Company, its affiliates or the officers or directors of or any Person controlling the Company, (iii) acceptance of any of the Exchange Notes and (iv) any sale of Registrable Notes pursuant to a Shelf Registration Statement.

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6.      General.

(a)                Rule 144 and Rule 144A.  If the Company ceases to be subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will upon the request of any Holder or beneficial owner of Registrable Notes (i) make publicly available such information (including, without limitation, the information specified in Rule 144(c)(2) under the Securities Act) as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver or cause to be delivered, promptly following a request by any Holder or beneficial owner of Registrable Notes or any prospective purchaser or transferee designated by such Holder or beneficial owner, such information specified in Rule 144A(d)(4) under the Securities Act that is necessary to permit sales pursuant to Rule 144A under the Securities Act, and (iii) take such further action that is reasonable in the circumstances, in each case to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (A) to the extent applicable, Rule 144 under the Securities Act, as such Rule may be amended from time to time or (B) Rule 144A under the Securities Act, as such Rule may be amended from time to time.

(b)         Specific Performance.  The Company acknowledges that there would be no adequate remedy at law if the Company failed to perform any of its obligations in this Agreement (including, without limitation, its obligations under Section 2(a) and Section 2(b) hereof) and that any such failure may result in material irreparable injuries to the Initial Purchasers and the Holders from time to time of the Registrable Notes and that it will not be possible to measure damages for such injuries precisely, and, accordingly the Company agrees that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any U.S. federal or New York court located in the Borough of Manhattan, The City of New York.

(c)                No Inconsistent Agreements.   The Company represents, warrants and agrees that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company under any other agreement and (ii) the Company has not entered into, nor on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof.

(d)               Amendments and Waivers.   The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.  Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(c) shall be by a writing executed by each of the parties hereto.

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(e)                Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Company, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(f)                Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms of the Purchase Agreement or the Indenture.  If any transferee of any Holder shall acquire Registrable Notes in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.  The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(g)               Third-Party Beneficiaries.  Each Holder shall be a third-party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(h)               Purchases and Sales of Notes. The Company shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Notes.

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(i)                 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j)                 Jurisdiction, Venue and Service of Process.  Each of the parties hereto hereby submits to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, The City of New York and to the courts of its own corporate domicile, in respect of actions brought against any such party as a defendant, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the parties hereto hereby waives any right to the jurisdiction of other courts to which it may be entitled on account of place of residence or domicile and waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding.  The Company hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding based on or arising under this Agreement, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Company. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 6(j).  If the Process Agent shall cease to act as agent for service of process, the Company shall appoint, without unreasonable delay, another such agent, and notify the holders of such appointment. The Company represents to the holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Company, in any such legal suit, action or proceeding. Nothing herein shall affect the right of any holder or any person controlling any holder to serve process in any other manner permitted by law.

(k)               Additional Amounts.  If any amounts to be received by the Initial Purchasers or the Holders under this Agreement are subject to any present or future taxes, duties, assessments, deductions, withholdings, governmental charges or charges of any nature (“Taxes”) imposed or levied by or on behalf of the taxing authority of Mexico or any other country under whose laws the Company is organized at the time of payment, except for the United States (each, a “Taxing Jurisdiction”), then the Company shall pay to the Initial Purchasers and the Holders an additional amount so that the Initial Purchasers and the Holders shall receive and retain, after taking into consideration all such Taxes imposed by a Taxing Jurisdiction, an amount equal to the amounts owed to them under this Agreement as if such amounts had not been subject to such Taxes imposed by a Taxing Jurisdiction.  If any such Taxes are collected by deduction or withholding, the Company shall, upon request provide to the Initial Purchasers and the Holders, copies of documentation evidencing the transmittal of the amount deducted or withheld to the applicable taxing authorities in accordance with applicable law of the Taxing Jurisdiction.  Notwithstanding the preceding sentences of this Section 6(k), any withholding or deduction pursuant to applicable law of the Taxing Jurisdiction in respect of payments under the Notes (as opposed to amounts to be received by the Initial Purchasers or the Holders under this Agreement) shall be subject to the gross-up provisions of the Notes and the Indenture.

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(l)                 Judgment Currency.  To the fullest extent permitted by applicable law, the Company shall indemnify the Initial Purchasers and the Holders against any loss incurred by them as a result of any judgment or order against the Company being given or made and expressed and paid in a currency (“Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which the Initial Purchasers on the date of payment of such judgment or order are able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the Initial Purchasers.  The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

(m)             Headings.  The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(n)               Severability.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(o)               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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(p)               Miscellaneous.  This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto.  If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  The Company and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

COCA-COLA FEMSA, S.A.B. de C.V.

By: /s/ Héctor Treviño Gutiérrez
Name: Héctor Treviño Gutiérrez
Title:   Chief Financial Officer

By: /s/ Carlos Luis Díaz Sáenz
Name: Carlos Luis Díaz Sáenz
Title:   General Counsel

BANC OF AMERICA SECURITIES LLC

By_/s/ Joseph A. Crowley_________
Name: Joseph A. Crowley
Title:    Vice President

GOLDMAN, SACHS & CO.

By_/s/ Goldman, Sachs & Co.______
            (Goldman, Sachs & Co.)

For themselves and as Representatives of the other Initial Purchasers.

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